Exhibit 10.67

October 7th, 2004

Steven J. Davis, General Counsel

Molecular Imaging Corporation

9530 Towne Centre Drive, Suite #120

San Diego, California 92121

Re:	Securities Purchase Agreement

Dear Steve:

Reference is made to the Securities Purchase Agreement dated as of July 12, 2002 (the “Agreement”) by and among Molecular Imaging Corporation (the “Company”), Ivan Bradbury and Integrated Healthcare Management, S.A., as such Agreement was assigned to Dragon Nominees Limited (“Purchaser”).

Effective as of the date that Mr. Kenneth Frederick becomes the Chief Executive Officer of the Company, Dragon agrees to waive its rights under Sections 4.06 (a), (b), (c) and (d) of the Agreement with respect to the nomination of a Purchaser Designee (as defined in the Agreement) to the Company’s Board of Directors, until the first to occur of (i) the date which is six (6) months after the effective date that Mr. Frederick becomes CEO or (ii) the date which Mr. Frederick is no longer a member of the Company’s Board of Directors.

Sincerely,

Dragon Nominees Limited

By:	/S/ IVAN BRADBURY

Acknowledged and Agreed:

Molecular Imaging Corporation

By:	/S/ STEVEN J. DAVIS